BlackRock Liquidity Funds:
TempCash


For the Period Ended:
04/30/2008


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through April 30, 2008.


PURCHASES (IN THOUSANDS)

TRANSACTION DATE          11/02/07
FACE AMOUNT               $   21,800
SECURITY DESCRIPTION      Windmill Funding Corp
RATE                      4.68
DUE DATE                  12/11/07


TRANSACTION DATE          11/02/07
FACE AMOUNT               $   45,000
SECURITY DESCRIPTION      Clipper Receivables Company LLC
RATE                      4.68
DUE DATE                  12/12/07


TRANSACTION DATE          11/02/07
FACE AMOUNT               $   53,000
SECURITY DESCRIPTION      Barton Capital LLC
RATE                      4.66
DUE DATE                  12/07/07


TRANSACTION DATE          01/03/08
FACE AMOUNT               $   52,000
SECURITY DESCRIPTION      NORDEA NORTH AMERICA
RATE                      4.45
DUE DATE                  04/07/08


TRANSACTION DATE          04/17/08
FACE AMOUNT               $   86,000
SECURITY DESCRIPTION      THAMES ASSET GLOBAL SECURITIES NO
RATE                      2.92
DUE DATE                  05/19/08


TRANSACTION DATE          01/08/08
FACE AMOUNT               $   93,000
SECURITY DESCRIPTION      BARTON CAPITAL CORP (BARCAP)
RATE                      4.29
DUE DATE                  01/11/08